Exhibit 10.1
AMENDMENT No. 3
TO
STOCK PURCHASE AGREEMENT
     This Amendment No. 3 (“Amendment”) to that Stock Purchase Agreement (the “Agreement”) entered into as of the 30th day of January, 2007, by and between Sempra Energy, a corporation incorporated under the laws of the State of California, USA (“Seller”), and Energy West Incorporated, a corporation incorporated under the laws of the State of Montana, USA (“Purchaser”), is entered into as of November 16, 2007 by and between Seller and Purchaser. Any capitalized term used but not defined herein shall have the same meaning as in the Agreement.
RECITALS
     A. The parties hereto have entered into the Agreement.
     B. The parties hereto desire to amend the Agreement by providing in Section 13.3 thereof for the reimbursement by Seller of certain expenses incurred or to be incurred by Purchaser between the Effective Date and Closing that arose or will arise as a consequence of unforeseen legal and regulatory complexities faced by the Company, all as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     1. Expenses. Section 13.3 of the Agreement is hereby amended by deleting from the end thereof the words “and provided that all expenses incurred by Seller shall be paid by Sempra, as opposed to the Company and the Subsidiary” and inserting in their place the words “provided, however, that Seller shall reimburse Purchaser in the amount of two hundred fifteen thousand dollars ($215,000.00) (the “Reimbursement Amount”) for the expenses incurred by Seller which are detailed in Exhibit “A” attached hereto, which expenses resulted from legal and regulatory complexities faced by the Company between the Effective Date and the Closing Date, and provided further, that the Reimbursement Amount shall be paid by Sempra, as opposed to the Company, on the Closing Date.
     2. Effect of Amendment. The Agreement is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Agreement, except as amended by this Amendment, shall remain in full force and effect.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regards to the principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
     4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same Amendment.
     5. Effective Date. This Amendment is made effective as of the date hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

Seller: SEMPRA ENERGY
By:	/s/ Mark A. Snell
	Name:	Mark A. Snell
	Title:	Executive Vice President and Chief Financial Officer

Purchaser: ENERGY WEST INCORPORATED
By:	/s/ David A. Cerotzke
	Name:	David A. Cerotzke
	Title:	Vice Chairman

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